SHARE EXCHANGE AGREEMENT

by and among

US VR Global.com Inc.;

US VR Global Inc.;

Shareholders of US VR Global Inc.;

And

Amanda Lai Chee Mei as the Shareholders’ Representative.

i

ii

Exhibits

Exhibit A	Form of Counterpart Signature Page for USVR Shareholders
Exhibit A-1	Form of Joinder Agreement

iii

SHARE EXCHANGE AGREEMENT

Dated as of February 6, 2018

This Share Exchange Agreement (subject to joinder and amendment as set forth herein, and together with the exhibits, schedules and other attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) US VR Global.com Inc., a Delaware corporation formerly named Boly Group Holdings Corp. (the “Company”); (ii) US VR Global Inc., a Delaware corporation (“USVR”), (iii) each of the shareholders of USVR who either executes a counterpart signature to this Agreement in the form attached hereto as Exhibit A or who executes a Joinder Agreement to this Agreement in the form as attached hereto as Exhibit A-1 (each a “Joinder Agreement”) following the Effective Date but prior to the First Closing in accordance with Section 2.10 (the shareholders of USVR who have executed such a counterpart signature page or a Joinder Agreement as of any time, the “USVR Shareholders”) and (iv) Amanda Lai Chee Mei the representative of the USVR Shareholders (the “Shareholders’ Representative”). Each of USVR and the USVR Shareholders may be referred to collectively herein as the “USVR Parties” and separately as an “USVR Party.” Each of the Company, each USVR Party and the Shareholders’ Representative may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Company agrees to acquire from the USVR Shareholders all of the shares of common stock of USVR held by such USVR Shareholders in exchange for the issuance by the Company to USVR Shareholders of shares of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”) and shares of the Company’s Series A Preferred Stock, par value $0.0001 per share, which shall be designated following the date hereof and shall have the rights and preferences set forth herein (the “Company Series A Preferred Stock”);

WHEREAS, USVR will become a subsidiary of the Company; and

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I.     DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“Accredited Investor” has the meaning set forth in Section 3.18(b).

(b)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(c)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(d)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(e)	“Arbitrator” has the meaning set forth in Section 9.01(a).

(f)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

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(g)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(h)	“Certificate” has the meaning set forth in Section 6.05(a).

(i)	“Certificate Amendment” has the meaning set forth in Section 6.05.

(j)	“Closing” and “Closings” have the meanings set forth in Section 2.02.

(k)	“Code” means the Internal Revenue Code of 1986, as amended.

(l)	“Company” has the meaning set forth in the introductory paragraph hereto.

(m)	“Company Common Stock” has the meaning set forth in the recitals hereto.

(n)	“Company Indemnified Party” has the meaning set forth in Section 8.01.

(o)	“Company Indemnifying Party” has the meaning set forth in Section 8.02.

(p)	“Company Organizational Documents” has the meaning set forth in Section 4.01.

(q)	“Company Schedules” has the meaning set forth in the introductory paragraph of Article IV.

(r)	“Company Series A Preferred Stock” has the meaning set forth in the recitals hereto.

(s)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(t)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

(u)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(v)	“Exchange” has the meaning set forth in Section 2.01(d).

(w)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x)	“Exchange Common Shares” has the meaning set forth in Section 2.01(b).

(y)	“Exchange Preferred Shares” has the meaning set forth in Section 2.01(c).

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(z)	“Exchange Shares” has the meaning set forth in Section 2.01(c).

(aa)	“First Closing” has the meaning set forth in Section 2.02.

(bb)	“First Closing Date” has the meaning set forth in Section 2.02(a).

(cc)	“Form 8-K” has the meaning set forth in Section 10.06.

(dd)	“Indemnification Notice” has the meaning set forth in Section 8.03(a).

(ee)	“Joinder Agreement” has the meaning set forth in the introductory paragraph hereto.

(ff)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(gg)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(hh)	“Losses” has the meaning set forth in Section 8.01.

(ii)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.

(jj)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by an Authority.

(kk)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(ll)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(mm)	“Regulation S” has the meaning set forth in Section 3.18(f).

(nn)	“Rule 144” has the meaning set forth in Section 3.18(f).

(oo)	“Second Closing” has the meaning set forth in Section 2.02.

(pp)	“Second Closing Date” has the meaning set forth in Section 2.02(b).

(qq)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(rr)	“Shareholders’ Representative” has the meaning set forth in the introductory paragraph hereto.

(ss)	“Stated Value” has the meaning set forth in Section 6.05(b).

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(tt)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(uu)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(vv)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(ww)	“Termination Date” means March 31, 2018, provided that the Parties may amend such Termination Date pursuant to Section 10.12(a).

(xx)	“Third Party Claim” has the meaning set forth in Section 8.03(a).

(yy)	“USVR” has the meaning set forth in the introductory paragraph hereto.

(zz)	“USVR Indemnified Party” has the meaning set forth in Section 8.02.

(aaa)	“USVR Indemnifying Party” has the meaning set forth in Section 8.01.

(bbb)	“USVR Organizational Documents” has the meaning set forth in Section 3.01.

(ccc)	“USVR Party” and “USVR Parties” have the meanings set forth in the introductory paragraph hereto.

(ddd)	“USVR Schedules” has the meaning set forth in the introductory paragraph of Article III.

(eee)	“USVR Shareholders” has the meaning set forth in the introductory paragraph hereto.

(fff)	“USVR Stock” has the meaning set forth in Section 2.01(a).

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” mean United States Dollars;

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(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.03(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. SHARE EXCHANGE

Section 2.01 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, the USVR Shareholders, who hold shares of USVR’s common stock, par value $0.0001 per share, (the “USVR Stock”) shall sell, assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the USVR Stock held by them, in exchange for shares of Company Common Stock and Company Series A Preferred Stock as set forth herein.

(b)	At the First Closing (as defined below) each USVR Shareholders shall exchange 51% of the USVR Stock held by such USVR Shareholder, with any partial shares resulting from such calculation being rounded to the nearest whole share, for shares of Company Common Stock, on the basis of one share of Company Stock for each three shares of USVR Stock being exchanged at such First Closing, with any partial shares of Company Common Stock resulting from such calculation being rounded to the nearest whole share (the “Exchange Common Shares”).

(c)	At the Second Closing (as defined below) each USVR Shareholders shall exchange the balance of the USVR Stock held by such USVR Shareholder after the First Closing for shares of Company Series A Preferred Stock, on the basis of one share of Company Series A Preferred Stock for each three shares of USVR Stock being exchanged at such First Closing, with any partial shares of Company Series A Preferred Stock resulting from such calculation being rounded to the nearest whole share (the “Exchange Preferred Shares” and, together with the Exchange Common Shares, the “Exchange Shares”). The Company Series A Preferred Stock shall have the rights and preferences as set forth in Section 6.05(b).

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(d)	The exchanges as set forth in Section 2.01(a), Section 2.01(b) and Section 2.01(c), subject to the other terms and conditions herein, are referred to collectively herein as the “Exchange.”

(e)	At each Closing (as defined below), the USVR Shareholders shall, on surrender of their certificates representing their respective shares of USVR Stock to the Company, be recorded in the stock ledger of the Company as the owners of the applicable portion of the Exchange Shares.

Section 2.02 Closings. The closing of the transactions contemplated by this Agreement shall occur at two separate closings: A first closing as set forth in Section 2.02(a) (the “First Closing”) and a second closing as set forth in Section 2.02(b) (the “Second Closing” and, together with the First Closing, the “Closings” and each, individually, a “Closing”).

(a)	The First Closing shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Section 5.01, Section 5.02 and Section 5.03, at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree (the date and time at which the First Closing is actually held being the “First Closing Date”).

(b)	The Second Closing shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Section 5.01, Section 5.03 and Section 5.04, at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree (the date and time at which the Second Closing is actually held being the “Second Closing Date”).

Section 2.03 USVR Deliverables at the First Closing. At the First Closing, USVR or the USVR Shareholders, as applicable, shall deliver to the Company:

(a)	The original stock certificates evidencing all of the USVR Stock which is being exchanged at the First Closing, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, accompanied by duly executed stock powers or such other instruments of transfer duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Company as required for the same to be transferred to the ownership of the Company, with all necessary transfer Tax and other revenue stamps, acquired at each USVR Shareholder’s expense, affixed, provided that if the original stock certificates are lost, the applicable USVR Shareholder may deliver a lost certificate affidavit and indemnification agreement in a form mutually acceptable to USVR and the Company; and

(b)	A certificate of the Chief Executive Officer of USVR, dated as of the First Closing Date, and:

(i)	attaching and certifying (i) copies of the resolutions of the Board of Directors of USVR authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein and the completion of the transactions contemplated herein; and (ii) the USVR Organizational Documents;

(ii)	certifying that the conditions set forth in Section 5.02(b), Section 5.02(c), Section 5.02(d), Section 5.02(e) and Section 5.02(f) have been satisfied and that the statements therein are true and correct; and

(iii)	attaching a certificate of status issued by the Delaware Secretary of State for USVR, dated as of a date within 5 days of the First Closing Date.

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Section 2.04 Company Deliverables at the First Closing. At the First Closing, the Company shall deliver:

(a)	To the Shareholders’ Representative for further distribution to the USVR Shareholders, the Exchange Common Shares in accordance with Section 2.01(b);

(b)	If such USVR Shareholder has actually delivered a certificate for such USVR Stock to the Company pursuant to Section 2.03(a), then to the Shareholders’ Representative for further distribution to the applicable USVR Shareholders, a certificate evidencing the remaining shares of USVR Stock to be held by such USVR Shareholders following the First Closing; and

(c)	To USVR a certificate of the Chief Executive Officer of the Company, dated as of the First Closing Date, and:

(i)	attaching and certifying copies of (i) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein and the completion of the transactions contemplated herein, and (ii) the Company Organizational Documents;

(ii)	certifying that the conditions set forth in Section 5.03(b), Section 5.03(c), Section 5.03(d), Section 5.03(e) and Section 5.03(f) have been satisfied and that the statements therein are true and correct; and

(iii)	attaching a certificate of status issued by the Delaware Secretary of State for the Company, dated as of a date within 5 days of the First Closing Date.

Section 2.05 USVR Deliverables at the Second Closing. At the Second Closing, USVR or the USVR Shareholders, as applicable, shall deliver to the Company:

(a)	Any stock certificates evidencing the USVR Stock delivered to the USVR Shareholders pursuant to Section 2.04(b) which is being exchanged at the Second Closing, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, accompanied by duly executed stock powers or such other instruments of transfer duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Company as required for the same to be transferred to the ownership of the Company, with all necessary transfer Tax and other revenue stamps, acquired at each USVR Shareholder’s expense, affixed, provided that if the original stock certificates are lost, the applicable USVR Shareholder may deliver a lost certificate affidavit and indemnification agreement in a form mutually acceptable to USVR and the Company; and

(b)	A certificate of the Chief Executive Officer of USVR, dated as of the Second Closing Date, and:

(i)	Attaching a certificate of status issued by the Delaware Secretary of State for USVR, dated as of a date within 5 days of the Second Closing Date; and

(ii)	certifying that the conditions set forth in Section 5.04(b), Section 5.04(c), Section 5.04(d) and Section 5.04(e) have been satisfied and that the statements therein are true and correct.

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Section 2.06 Company Deliverables at the Second Closing. At the Second Closing, the Company shall deliver:

(a)	To the Shareholders’ Representative for further distribution to the USVR Shareholders, the Exchange Preferred Shares in accordance with Section 2.01(c);

(b)	To USVR a certificate of the Chief Executive Officer of the Company, dated as of the Second Closing Date, and:

(i)	attaching a certificate of status issued by the Delaware Secretary of State for the Company, dated as of a date within 5 days of the Second Closing Date; and

(ii)	certifying that the conditions set forth in Section 5.05(b), Section 5.05(c), Section 5.05(d), Section 5.05(e) and Section 5.05(f) have been satisfied and that the statements therein are true and correct.

Section 2.07 Additional Documents. At each of the First Closing and the Second Closing, the Company, USVR, the Shareholders’ Representative and the USVR Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the First Closing or the Second Closing, as applicable, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.08 Tax Consequences. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 2.09 Conveyance Taxes. The USVR Shareholders will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement.

Section 2.10 Joinder Agreements.

(a)	The Parties acknowledge and agree that the USVR Shareholders who are executing this Agreement as of the Effective Date do not comprise all of the shareholders of USVR as of the Effective Date.

(b)	Following the Effective Date and at any time until the First Closing, additional shareholders of USVR may become a party to this Agreement as a “USVR Shareholder” upon execution by each of such shareholder, USVR, the Company and the Shareholders’ Representative of a Joinder Agreement.

(c)	Upon effectiveness of a Joinder Agreement, the additional shareholder executing such Joinder Agreement shall be a “USVR Shareholder” for all purposes hereunder as though such shareholder had executed this Agreement as of the Effective Date.

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Article III. REPRESENTATIONS AND WARRANTIES OF THE USVR PARTIES

As an inducement to, and to obtain the reliance of the Company, except as set forth in the disclosure schedules as provided by USVR and the USVR Shareholders to the Company on the date hereof (the “USVR Schedules”), the USVR Parties, jointly and severally, represent and warrant to the Company, as of the Effective Date and as of the First Closing Date and as of the Second Closing Date, as follows:

Section 3.01 Corporate Existence and Power. USVR is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. USVR has delivered to the Company complete and correct copies of the organizational documents and the corporate minute books of USVR as in effect on the Effective Date (the “USVR Organizational Documents”). USVR has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the USVR Organizational Documents. USVR has taken all actions required by Law, the USVR Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated. The execution, delivery and performance by USVR of this Agreement and the consummation by USVR of the transactions contemplated hereby. This Agreement has been duly executed and delivered by USVR and each of the USVR Shareholders and it constitutes, and upon its execution and delivery will constitute, a valid and legally binding agreement of USVR and each of the USVR Shareholders, enforceable against each of them it in accordance with its terms.

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by USVR in connection herewith constitute the valid and binding obligations of USVR, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by any USVR Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Authorized Shares and Capital.

(a)	The authorized capital stock of USVR consists of (i) 2,000,000,000 shares of common stock, par value $0.0001 per share, of which 741,176,714 shares are issued and outstanding and (ii) 500,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding. All of the issued and outstanding USVR Stock is held, collectively, by the USVR Shareholders.

(b)	USVR has no outstanding options, rights or commitments to issue shares of USVR Stock or any other equity security of USVR, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of USVR Stock or any other equity security of USVR.

(c)	There is no voting trust, agreement or arrangement among any of the beneficial holders of USVR Stock affecting the nomination or election of directors or the exercise of the voting rights of USVR Stock.

(d)	The offer, issuance and sale of such shares of USVR Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of USVR Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

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Section 3.06 Validity of Shares. The shares of USVR Stock to be delivered at the First Closing and the Second Closing, as applicable, shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 3.07 Title to and Issuance of the USVR Stock. Each of the USVR Shareholders is, and on each of the First Closing Date and the Second Closing Date will be, the record and beneficial owner and holder of the USVR Stock to be delivered at the First Closing and the Second Closing, as applicable, as set forth on the list of shareholders of USVR as previously provided by USVR to the Company, free and clear of all Liens. None of the USVR Stock is subject to pre-emptive or similar rights, either pursuant to any USVR Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any USVR Stock or other interests in the Company from the USVR Shareholders.

Section 3.08 Books and Records. The books and records, financial and otherwise, of USVR are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.09 Financial Statements. The financial statements of USVR as provided to the Company (a) are in accordance with the books and records of USVR, and (b) present fairly in all material respects the financial condition of USVR at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

Section 3.10 Information. The information concerning USVR set forth in this Agreement and in the USVR Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.11 Absence of Certain Changes or Events. Since the Effective Date:

(a)	There has not been any Material Adverse Change in the business, operations, properties, assets, or condition (financial or otherwise) of USVR;

(b)	USVR has not (i) amended the USVR Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)	USVR has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement

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Section 3.12 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of USVR after reasonable investigation, threatened by or against USVR or affecting USVR or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. USVR does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.13 Contracts. All contracts to which USVR is a party or by which its properties are bound and which are material to the operations of USVR taken as a whole are valid and enforceable by USVR in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

Section 3.14 Compliance With Laws and Regulations. To the best of its knowledge, USVR has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of USVR or except to the extent that noncompliance would not result in the occurrence of any material liability for USVR.

Section 3.15 Taxes. USVR has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and USVR has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 3.16 Tax Returns and Audits. All required federal, state and local Tax Returns of USVR have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on USVR. USVR is not and has not been delinquent in the payment of any Tax. USVR has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of USVR’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. USVR has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. USVR (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. USVR has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

Section 3.17 Employee Benefit Plans; ERISA. There are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by USVR, whether written or unwritten and whether or not funded.

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Section 3.18 Investment Representations.

(a)	Investment Purpose. As of the Effective Date, the USVR Shareholders understand and agree that the consummation of this Agreement including the delivery of the Exchange Shares to the USVR Shareholders in exchange for the USVR Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired for the USVR Shareholders’ own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Each of the USVR Shareholders is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”), and/or (ii) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act. Each USVR Shareholder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such USVR Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. Each of the USVR Shareholders understands that the Exchange Shares are being offered and sold to the USVR Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the USVR Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the USVR Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the USVR Shareholders to acquire the Exchange Shares.

(d)	Information. The USVR Shareholders and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by the USVR Shareholders or their advisors. The USVR Shareholders and their advisors, if any, have been afforded the opportunity to ask questions of the Company. The USVR Shareholders understand that their investment in the Exchange Shares involves a significant degree of risk. The USVR Shareholders are not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(e)	Governmental Review. Each of the USVR Shareholders understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(f)	Transfer or Resale. Each of the USVR Shareholders understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) the USVR Shareholders shall have delivered to the Company, at the cost of the USVR Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the USVR Shareholders who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.18 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the USVR Shareholders shall have delivered to the Company, at the cost of the USVR Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. Each of the USVR Shareholders understand that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(h)	Removal. The legend(s) referenced in Section 3.18(g) shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Each of the USVR Shareholders agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(i)	Residency. Each of the USVR Shareholders represents and warrants to the Company that they are not a resident of the United States and will not be a resident of the United States at the time of First Closing or at the time of the Second Closing, and that they were not in the United States at the time this Agreement was signed by such shareholder.

Article IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of USVR and the USVR Shareholders, except as set forth in the disclosure schedules as provided by the Company to the Shareholders’ Representative on the date hereof (the “Company Schedules”), the Company represents and warrants to USVR and the USVR Shareholders, as of the Effective Date and as of the First Closing Date and the Second Closing Date, as applicable, as follows:

Section 4.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company has delivered to the Shareholders’ Representative complete and correct copies of the articles of incorporation and bylaws of the Company as in effect on the Effective Date (the “Company Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the transactions herein contemplated.

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Section 4.02 Capitalization.

(a)	As of the Effective Date, there are currently 325,750 shares of Company Common Stock issued and outstanding, and no shares of preferred stock issued or outstanding and no stock options and warrants to acquire any Company Common Stock issued or granted as of the Effective Date. Immediately prior to the First Closing, the Company’s authorized capitalization will consist of (a) 200,000,000 shares of Company Common Stock, of which 325,750 shares will be issued and outstanding, and (b) 30,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding and all of which are undesignated.

(b)	Immediately prior to the Second Closing, the Company’s authorized capitalization will consist of (a) 2,000,000,000 shares of Company Common Stock, and (b) 500,000,000 shares of preferred stock, of which 121,058,863 shall be designated as the Company Series A Preferred Stock, none of which are issued and outstanding.

(c)	All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

(d)	The Parties acknowledge and agree that between the First Closing and the Second Closing, the Company may issue one or more convertible promissory notes of the Company, which may be convertible into shares of Company Common Stock following the Second Closing. Such convertible promissory notes shall not exceed $5,000,000 in aggregate principal amount or bear an interest rate in excess of 10%, and shall be convertible into shares of Company Common Stock at a conversion price as reasonably determined by the Board of Directors of the Company.

Section 4.03 Options or Warrants. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.04 Subsidiaries and Predecessor Corporations. The Company does not have any, no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, other than USVR following the First Closing.

Section 4.05 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.06 Absence of Certain Changes or Events. Since the Effective Date:

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(a)	there has not been any Material Adverse Change in the business, operations, properties, assets or condition of the Company;

(b)	the Company has not (i) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (ii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iii) made any material change in its method of management, operation, or accounting; or (iv) entered into any transactions or agreements other than in the ordinary course of business; and

(c)	to its knowledge, the Company has not become subject to any Law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 4.07 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 4.08 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject, which would result in a Material Adverse Effect on the Company.

Section 4.09 Compliance With Laws and Regulations. The Company has complied with all United States federal, state or local or any applicable foreign Laws applicable to the Company and the operation of its business, except where the failure to so comply would reasonably be expected to result in a Material Adverse Effect on the Company.

Section 4.10 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.11 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Article V. CONDITIONS TO THE CLOSINGS

Section 5.01 Condition to the Obligations of all of the Parties. The obligations of all of the Parties to consummate each of the First Closing and the Second Closing, as applicable, are subject to the satisfaction, or waiver by each of the Parties, at or before the First Closing Date or the Second Closing Date, as applicable, of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition or prohibition on the consummation of the First Closing or the Second Closing, as applicable.

(b)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the First Closing or the Second Closing, as applicable.

(c)	The Parties shall have received all necessary approvals from all required Authorities to consummate the transactions contemplated herein.

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Section 5.02 Condition to the Obligations of the Company for the First Closing. The obligations of the Company to consummate the First Closing are subject to the satisfaction (or waiver by the Company), at or before the First Closing Date, of the following conditions:

(a)	the Company shall have completed its due diligence investigation of USVR to the Company’s satisfaction in the Company’s sole discretion;

(b)	The representations and warranties made by USVR and the USVR Shareholders in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and other than the representations and warranties in Section 3.05, Section 3.06 and Section 3.07 which shall each be true and correct in all respects) at the First Closing Date with the same force and effect as if such representations and warranties were made at and as of the First Closing Date, except for changes therein permitted by this Agreement;

(c)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of USVR from the Effective Date to the First Closing;

(d)	Each of the USVR Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such USVR Parties prior to or at the First Closing;

(e)	USVR’s board of directors shall have approved this Agreement and the transactions contemplated herein; and

(f)	All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of USVR after the First Closing Date on the basis as presently operated shall have been obtained.

Section 5.03 Condition to the Obligations of the USVR Parties For the First Closing. The obligations of the USVR Parties to consummate the First Closing are subject to the satisfaction (or waiver by USVR and the Shareholders’ Representative on behalf of the USVR Shareholders), at or before the First Closing Date, of the following conditions:

(a)	USVR and the Shareholders’ Representative shall have each completed their due diligence investigation of the Company to USVR’s and the Shareholders’ Representative’s satisfaction in respective their sole discretions;

(b)	The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and other than the representations and warranties in Section 4.02(a), Section 4.02(c) and Section 4.03 which shall each be true and correct in all respects) at the First Closing Date with the same force and effect as if such representations and warranties were made at and as of the First Closing Date, except for changes therein permitted by this Agreement;

(c)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of the Company from the Effective Date to the First Closing;

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(d)	The Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the First Closing;

(e)	The Company’s board of directors shall have approved this Agreement and the transactions contemplated herein; and

(f)	All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the First Closing Date on the basis as presently operated shall have been obtained.

Section 5.04 Condition to the Obligations of the Company for the Second Closing. The obligations of the Company to consummate the Section Closing are subject to the satisfaction (or waiver by the Company), at or before the Second Closing Date, of the following conditions:

(a)	the First Closing shall have occurred;

(b)	The representations and warranties made by USVR and the USVR Shareholders in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and other than the representations and warranties in Section 3.05, Section 3.06 and Section 3.07 which shall each be true and correct in all respects) at the Second Closing Date with the same force and effect as if such representations and warranties were made at and as of the Second Closing Date, except for changes therein permitted by this Agreement;

(c)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of USVR from the First Closing Date to the Second Closing;

(d)	Each of the USVR Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such USVR Parties prior to or at the Second Closing;

(e)	All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of USVR after the Second Closing Date on the basis as presently operated shall have been obtained; and

(f)	The amendment of the Certificate to provide as set forth in Section 6.05(a) and Section 6.05(b) shall have been completed.

Section 5.05 Condition to the Obligations of the USVR Parties For the Second Closing. The obligations of the USVR Parties to consummate the Second Closing are subject to the satisfaction (or waiver by USVR and the Shareholders’ Representative on behalf of the USVR Shareholders), at or before the Second Closing Date, of the following conditions:

(a)	The First Closing shall have occurred;

(b)	The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and other than the representations and warranties in Section 4.02(b), Section 4.02(c) and Section 4.03 which shall each be true and correct in all respects) at the Second Closing Date with the same force and effect as if such representations and warranties were made at and as of the Second Closing Date, except for changes therein permitted by this Agreement;

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(c)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of the Company from the First Closing Date to the Second Closing;

(d)	The Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Second Closing;

(e)	All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Second Closing Date on the basis as presently operated shall have been obtained; and

(f)	The amendment of the Certificate to provide as set forth in Section 6.05(a) and Section 6.05(b) shall have been completed.

Article VI. ADDITIONAL COVENANTS OF THE PARTIES

Section 6.01 Access to Properties and Records. From the Effective Date until the completion of the Second Closing or the earlier termination of this Agreement in accordance with its terms, each of the Company and USVR will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or USVR, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or USVR, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Delivery of Books and Records. At the First Closing, USVR shall deliver to the Company, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of USVR now in the possession of USVR or its representatives.

Section 6.03 Third Party Consents and Certificates. The Company and the USVR Parties agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 6.04 Actions Prior to Second Closing. From and after the Effective Date until the Second Closing Date and except as permitted or contemplated by this Agreement, the Company and USVR, respectively, will each:

(a)	carry on its business in substantially the same manner as it has heretofore;

(b)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(d)	perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e)	use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(f)	fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state Laws (including without limitation, the federal securities Laws) and all rules, regulations, and orders imposed by federal or state governmental authorities.

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Section 6.05 Amendment of Certificate. Following the Effective Date, the Company shall undertake such actions as reasonably required to complete the following actions (collectively, the “Certificate Amendment”):

(a)	Effecting an amendment to the Certificate of Incorporation of the Company (the “Certificate”) to provide that the Company shall have 2,000,000,000 shares of common stock authorized and 500,000,000 shares of preferred stock authorized, with the terms and conditions of such preferred stock to be determined by the Board of Directors of the Company.

(b)	Designating 121,058,863 shares of the preferred stock of the Company as the Company Series A Preferred Stock, such that each share of Company Series A Preferred Stock shall (i) have a stated value of $2.79 per share (the “Stated Value”); (ii) be entitled to be paid dividends of (1) 1% of the Stated Value, to be paid on the second anniversary of the Second Closing, (2) 2% of the Stated Value, to be paid on the third anniversary of the Second Closing, (3) 2% of the Stated Value, to be paid on the fourth anniversary of the Second Closing, and (4) 2% of the Stated Value, to be paid on the fifth anniversary of the Second Closing; (iii) be convertible into shares of Company Common Stock on a one-for-one basis, subject to automatic adjustment in the event of any forward split or reverse split of the Company Common Stock, at the election of the holder thereof at any time after the one year anniversary of the issuance thereof and prior to the five year anniversary of the issuance thereof and automatically on the date that is the fifth anniversary of the issuance thereof to the extent not previously converted, and having other terms as determined by the Company.

(c)	Effecting an amendment to the Certificate to change the name of the Company to US VR Global.com Inc., which the Parties acknowledge has already been filed with the Secretary of State of Delaware but which name change is currently awaiting approval of the Financial Industry Regulatory Authority.

(d)	Effecting such other amendments or modifications to the Certificate as reasonably agreed between the Company and the Shareholders’ Representative.

Article VII. TERMINATION

Section 7.01 Termination. This Agreement may be terminated on or prior to the First Closing Date:

(a)	By the mutual written consent of the Company, USVR and the Shareholders’ Representative;

(b)	By the Company (i) if the conditions to the First Closing as set forth in Section 5.01 and Section 5.02 have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by the Termination Date, provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any USVR Party contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the USVR Parties, applicable, within five (5) Business Days after receipt by USVR of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

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(c)	By USVR and the Shareholders’ Representative acting together (i) if the conditions to First Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by USVR and the Shareholders’ Representative, which waiver USVR and the Shareholders’ Representative may give or withhold in their sole discretion, by the Termination Date, provided, however, that USVR and the Shareholders’ Representative may not terminate this Agreement pursuant to this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the USVR Parties; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by USVR and the Shareholders’ Representative or cured by the Company, applicable, within five (5) Business Days after receipt by the Company of written notice thereof from USVR or is not reasonably capable of being cured prior to the Termination Date; or

(d)	By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and nonappealable.

Section 7.02 Survival After Termination. If this Agreement is terminated by in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.02, Article VIII and Article X shall survive the termination of this Agreement and (iii) nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Article VIII. INDEMNIFICATION

Section 8.01 Indemnification of Company. USVR and the USVR Shareholders, jointly and severally, (“USVR Indemnifying Party”) hereby agree to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees and the Shareholders’ Representative (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Company Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the USVR Parties contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of USVR for any period on or prior to the Second Closing Date.

Section 8.02 Indemnification of USVR. The Company (“Company Indemnifying Party”) hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Shareholders’ Representative, the USVR Shareholders, USVR and each of its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “USVR Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any USVR Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

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Section 8.03 Procedure. The following shall apply with respect to all claims by any USVR Indemnified Party or Company Indemnified Party for indemnification:

(a)	An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 8.01 or Section 8.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 8.01 or Section 8.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

(b)	In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 8.01 or Section 8.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article VIII and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

(c)	If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 8.03(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

(d)	If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 8.03(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

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(e)	If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 8.03(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 8.06 Time Limit. The obligations of the USVR Indemnifying Party and the Company Indemnifying Party under Section 8.01 and Section 8.02 shall expire two (2) years from the Second Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the indemnified Party.

Article IX. DISPUTE RESOLUTION

Section 9.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

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(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Palm Beach County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.01(c).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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Section 9.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article X.MISCELLANEOUS

Section 10.01 Brokers. The Company and USVR Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and the USVR Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such third person, whether express or implied from the actions of the indemnifying Party.

Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 10.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company:

US VR Global.com Inc.

Attn: Ramelle Ramli

c/o VR Global SDN BHD

Lot A-2-10 Galeria Hartamas

Jalan 26a/70a, Desa Siri Hartamas

50480 Kuala Lumpur, Malaysia

Email: ramelle@us-vrglobal.com

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If to USVR:

US VR Global Inc.

Attn: Ramelle Ramli

c/o VR Global SDN BHD

Lot A-2-10 Galeria Hartamas

Jalan 26a/70a, Desa Siri Hartamas

50480 Kuala Lumpur, Malaysia

Email: ramelle@us-vrglobal.com

With copies in either case, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: Laura Anthony and John Cacomanolis

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Emails: LAnthony@legalandcompliance.com

             Jcacomanolis@legalandcompliance.com

And, if to any of the USVR Shareholders, to the Shareholders’ Representative for further distribution to the applicable USVR Shareholder to the address for such USVR Shareholder as set forth in the books and records of USVR.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.04 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

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Section 10.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. The Parties acknowledge and agree that the Company is obligated to file a Form 8-K pursuant to the Exchange Act relating to this Agreement and the transactions contemplated herein (the “Form 8-K”). Other than the Form 8-K or the disclosures referenced in the immediately preceding sentence, copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 10.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

Section 10.08 Third Party Beneficiaries. This contract is strictly between the Company, USVR, the USVR Shareholders and the Shareholders’ Representative, except as specifically provided, no other Person and no director, officer, stockholder (other than the USVR Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 10.09 Expenses. Subject to Section 10.04, whether or not the Exchange is consummated, each of the Company and the USVR Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 10.10 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 10.11 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Second Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 10.12 Amendment; Waiver; Remedies; Agent.

(a)	Additional shareholders of USVR may be added as Parties to this Agreement pursuant to the provisions of Section 2.10.
(b)	In addition to any amendment pursuant to Section 2.10, at any time prior to the Second Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company, USVR and the Shareholders’ Representative.

(c)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(d)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.
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(e)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 10.13 USVR Shareholders’ Representative.

(a)	Each USVR Shareholder constitutes and appoints the Shareholders’ Representative as its representative and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i)	to act on such USVR Shareholders’ behalf in the absolute discretion of Shareholders’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement or the provision of any consent or agreement hereunder; and

(ii)	in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 10.13.

(b)	This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any USVR Shareholder or by operation of law, whether by the death or incapacity of any USVR Shareholder or by the occurrence of any other event. Each USVR Shareholder hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Shareholders’ Representative pursuant to this Section 10.13. Each USVR Shareholder agrees that Shareholders’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Shareholders’ Representative in good faith, even if taken or omitted negligently, and each USVR Shareholder shall indemnify and hold harmless Shareholders’ Representative from, and shall pay to Shareholders’ Representative the amount of, or reimburse Shareholders’ Representative for, any Loss that Shareholders’ Representative may suffer, sustain, or become subject to as a result of any claim made or threatened against Shareholders’ Representative in his capacity as such.

(c)	The Company shall be entitled to rely upon any document or other paper delivered by Shareholders’ Representative as being authorized by USVR Shareholders, and the Company shall not be liable to any USVR Shareholder for any action taken or omitted to be taken by the Company based on such reliance.

Section 10.14 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 10.15 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

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Section 10.16 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by the Company to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 10.17 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 10.18 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each USVR Party and the Company shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 10.19 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 10.20 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.21 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

US VR Global.com Inc.

By:	/s/ Ramelle Ashram Bin Ramli
Name:	Ramelle Ashram Bin Ramli
Title:	Chief Executive Officer

US VR Global Inc.

By:	/s/ Ramelle Ashram Bin Ramli
Name:	Ramelle Ashram Bin Ramli
Title:	Authorized Representative

Shareholders’ Representative

By:	/s/ Amanda Lai Chee Mei
Name:	Amanda Lai Chee Mei

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Exhibit A

COUNTERPART SIGNATURE PAGE TO
SHARE EXCHANGE AGREEMENT

The undersigned, desiring to become a party as a USVR Shareholder to that certain Share Exchange Agreement (together with the Exhibits, Schedules and attachments thereto, the “Share Exchange Agreement”) dated as of the Effective Date (as defined in the Share Exchange Agreement), by and among (i) US VR Global.com Inc., a Delaware corporation; (ii) US VR Global Inc., a Delaware corporation, (iii) the USVR Shareholders and (iv) the Shareholders’ Representative, hereby acknowledges receipt of, and the opportunity to review, the Share Exchange Agreement and agrees to be bound by all of the provisions thereof as a party thereto as a USVR Shareholder, and, by executing this Counterpart Signature Page to Share Exchange Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Share Exchange Agreement and hereby authorizes this Counterpart Signature Page to Share Exchange Agreement to be attached to and become part of the Share Exchange Agreement. Terms used herein without definition shall have the meaning ascribed to them in the Share Exchange Agreement.

Executed under seal as of the Effective Date.

SHAREHOLDER:___________________________________

Signature if Shareholder is an Individual or Shares are Held Jointly:

Signature:___________________________________________

Name:_______________________________________________

Signature:____________________________________________

Name:_______________________________________________

Signature if Shareholder is a Corporation, Partnership, Trust or Other Entity:

Name of Shareholder:___________________________________

Signature:____________________________________________

Name:_______________________________________________

Title or Representative

Capacity, if applicable:__________________________________

[Counterpart Signature Page to Share Exchange Agreement]

Exhibit A-1

FORM OF JOINDER AGREEMENT

(Attached)

[Counterpart Signature Page to Share Exchange Agreement]

JOINDER TO SHARE EXCHANGE AGREEMENT

Dated as of ______________________, 2018

This Joinder to Share Exchange Agreement (this “Joinder Agreement”), dated as of the date first set forth above, is entered into by and among (i) US VR Global.com Inc. a Delaware corporation formerly named Boly Group Holdings Corp. (the “Company”); (ii) US VR Global Inc., a Delaware corporation (“USVR”), (iii) the shareholder of USVR who has executed this Joinder Agreement below (“Signatory”), and (iv) Amanda Lai Chee Mei as the representative of the USVR Shareholders, as defined below (the “Shareholders’ Representative”).

WHEREAS, the Company, USVR, Shareholders’ Representative and certain shareholders of USVR are parties to that certain Share Exchange Agreement, dated as of February 6, 2018 (the “Share Exchange Agreement”); and

WHEREAS, Signatory, as a shareholder of USVR, now desires to join the Share Exchange Agreement and to become a party thereto;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Share Exchange Agreement.

2.	Pursuant to Section 2.10 of the Share Exchange Agreement, Signatory hereby agrees that upon execution of this Joinder Agreement, Signatory shall become a party to the Share Exchange Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Share Exchange Agreement as though an original Party thereto.

3.	Signatory hereby acknowledges receipt of, and the opportunity to review, the Share Exchange Agreement and agrees to be bound by all of the provisions thereof as a party thereto as a USVR Shareholder in accordance with the provisions of Section 2.10 of the Share Exchange Agreement, and, by executing this Joinder Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Share Exchange Agreement and hereby authorizes this Joinder Agreement to be attached to and become part of the Share Exchange Agreement.

4.	This Joinder Agreement may only be amended by a written agreement executed by all of the parties hereto. This Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

5.	Article IX and Article X of the Share Exchange Agreement shall be deemed incorporated into this Joinder Agreement as though fully set forth herein, provided that any references therein to the “Agreement” shall be deemed a reference to this Joinder Agreement.

[Signatures appear on following page]

Exhibit A-1 - Page1

IN WITNESS WHEREOF, the Parties have executed this Joinder Agreement as of the date first set forth above.

US VR Global.com Inc.

By:
Name:	Ramelle Ashram Bin Ramli
Title:	Chief Executive Officer

US VR Global Inc.

By:
Name:	Ramelle Ashram Bin Ramli
Title:	Authorized Representative

Shareholders’ Representative

By:
Name:	Amanda Lai Chee Mei

Signatory (Shareholder):______________________________________

Signature if Shareholder is an Individual or Shares are Held Jointly:

Signature:____________________________________________

Name:_______________________________________________

Signature:____________________________________________

Name:_______________________________________________

Signature if Shareholder is a Corporation, Partnership, Trust or Other Entity:

Name of Shareholder:___________________________________

Signature:____________________________________________

Name:_______________________________________________

Title or Representative

Capacity, if applicable:__________________________________

Exhibit A-1 - Page 2